UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders held on May 11, 2010 (the “Annual Meeting”), stockholders of Lawson Products, Inc. (the “Company”) elected James S. Errant, Lee S. Hillman and Thomas J. Neri to serve until the 2013 Annual Meeting of Stockholders. Also, at the Annual Meeting, the stockholders voted to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Out of the 8,522,001 shares outstanding, the holders of 5,031,556 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting.

The table below shows the results of the stockholders’ vote for the election of the directors:

Name of Director	For	Withheld	Not Voted
James S. Errant	3,029,949	108,983	1,892,624
Lee S. Hillman	2,932,998	205,934	1,892,624
Thomas J. Neri	3,028,033	110,899	1,892,624

The table below shows the results of the stockholders’ vote for the ratification of the appointment of Ernst & Young LLP:

For	Against	Abstain
3,795,162	64,475	1,171,919

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

May 12, 2010	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel